EXHIBIT 10.2

                          SEVERANCE BENEFITS AGREEMENT

THIS SEVERANCE BENEFITS AGREEMENT (this "Agreement") is entered into this 30th day of April 2002, among Chiles Offshore Inc. (the "Company"), and RANDALL CHRIS PINKARD (a "Senior Officer").

WHEREAS, the Senior Officers are senior management employees of the Company;

WHEREAS, the Company values the continuing service of the Senior Officers and desires to provide certain severance rights to the Senior Officers in the event any of them are terminated without cause or in connection with a change in control of the Company, as described herein;

NOW, THEREFORE, in consideration of the premises and the covenants, terms and conditions herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Severance Benefits As a material inducement for the continuing service of the Senior Officers to the Company, the Company hereby agrees that the Company shall pay a Senior Officer an amount equal to one (1) year of his base salary in the event that such Senior Officer is terminated by the Company without Cause (as hereinafter defined), including, without limitation, termination without Cause in connection with a change of control of the Company. Such severance payment shall be paid by the Company to the terminated Senior Officer within thirty (30) days after the date of termination.

2. Definitions As used in this Agreement, the term "Cause" shall mean and include (i) chronic alcoholism or controlled substance abuse as determined by a doctor of medicine selected by the Company that is authorized to practice medicine by the State of Texas and whose practice is located in Houston, Texas, (ii) an act of proven fraud or dishonesty on the part of the Senior Officer, (iii) knowing a material failure by the Senior Officer to comply with material applicable laws and regulations relating to the business of the Company or its subsidiaries, (iv) the Senior Officer's material and continuing failure to perform (as opposed to unsatisfactory performance) his duties as reasonably directed by the Company, except for such failure as caused by the illness or other similar incapacity or disability of the Senior Officer, or (v) conviction of a crime involving moral turpitude or a felony.

3. At-Will Employees The obligation of the Company to pay amounts hereunder shall not alter the at-will employment status of any Senior Officer or diminish the right of the Company to terminate a Senior Officer's employment without Cause.

4.       Miscellaneous

         4.1. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, whether written or oral with respect thereto.

         4.2. This Agreement may be amended, superseded, or canceled, and the terms and conditions hereof may be waived, only by written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

         4.3. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to any choice of law provisions or principles thereof. Enforcement of this Agreement or any action taken or held with


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                  respect to this Agreement shall be taken exclusively in the courts of appropriate jurisdiction in Houston, Texas.

         4.4. This Agreement, and any rights and obligations hereunder, may not be assigned by any Senior Officer and may be assigned by the Company only to a successor by merger or purchaser of substantially all of the assets of the Company.

         4.5. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one in the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        SENIOR OFFICER

                                        /s/ Randall Chris Pinkard
                                        ------------------------------------
                                        Randall Chris Pinkard




                                        CHILES OFFSHORE INC.

                                        By: /s/ William E. Chiles
                                            --------------------------------
                                            Name: William E. Chiles
                                            Title: Chief Executive Officer






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